Exhibit 99.1

FieldPoint Properties

Statement of Revenue and Direct Operating Expenses

For the Year Ended December 31, 2019

For the Six Months Ended June 30, 2020 (unaudited)

Independent Auditor’s Report

To the Board of Directors of

U.S. Energy Corp.

We have audited the accompanying statement of revenue and direct operating expenses of the FieldPoint Properties for the year ended December 31, 2019, and the related notes (collectively referred to as the “financial statement”).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the revenue and direct operating expenses of the FieldPoint Properties for the year ended December 31, 2019, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1, the accompanying financial statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the results of operations of the FieldPoint Properties. Our opinion is not modified with respect to this matter.

/s/ Plante & Moran, PLLC

Denver, Colorado
December 9, 2020

STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES OF THE FIELDPOINT PROPERTIES

FOR THE YEAR ENDED DECEMBER 31, 2019 AND SIX MONTHS ENDED JUNE 30, 2020 (unaudited)

(in thousands)

	Year Ended December 31, 2019	Six Months Ended June 30, 2020
		(Unaudited)
Revenue:
Oil	$1,174	$234
Natural gas and liquids	124	40
Saltwater disposal	82	5
Total revenue	1,380	279

Operating expenses:
Lease operating expense	414	187
Production taxes	120	25
Saltwater disposal expense	7	-
Total operating expenses	541	212

Revenue in excess of direct operating expenses	$839	$67

See notes to statements of revenue and direct operating expenses of the FieldPoint Properties

NOTES TO THE STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES OF THE FIELDPOINT PROPERTIES FOR THE YEAR ENDED DECEMBER 31, 2019 AND THE SIX MONTHS ENDED JUNE 30, 2020 (unaudited)

NOTE 1. BASIS OF PRESENTATION

On September 25, 2020, U.S. Energy Corp. (“U.S. Energy” or the “Company”) acquired certain operated and non-operated properties primarily located in Lea County, New Mexico and Converse County, Wyoming. The acquired properties consist of select upstream assets of FieldPoint Petroleum Corporation (“FieldPoint”) and were acquired pursuant to FieldPoint’s Chapter 7 bankruptcy process (the “FieldPoint Properties”). The purchase price for the FieldPoint Properties was $500 thousand, which was paid in cash plus the assumption of certain liabilities.

The FieldPoint Properties were not accounted for as a separate subsidiary or division during the periods presented. Accordingly, complete financial statements under U.S. generally accepted accounting principles (“GAAP”) are not available, or practicable to obtain for the FieldPoint Properties. The accompanying Statements of Revenue and Direct Operating Expenses are not intended to be a complete presentation of the results of operations of the FieldPoint Properties and may not be representative of future operations as they do not include general and administrative expenses, interest income or expense, depreciation, depletion and amortization, income taxes or other income and expense items not directly associated with revenues from oil and natural gas. The accompanying Statements of Revenue and Direct Operating Expenses are presented in lieu of the full financial statements required under Rule 8-04 of the Securities and Exchange Commission (“SEC”) Regulation S-X.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the statements of revenue and direct operating expenses in conformity with GAAP required U.S. Energy’s management to make various assumptions, judgements and estimates to determine the reported amounts of revenues and direct operating expenses of the FieldPoint Properties for the periods reported. These estimates and assumptions are based on U.S. Energy’s best estimates and judgements. Changes in these assumptions, judgements and estimates will occur due to the passage of time and occurrence of future events. Accordingly, actual results could differ materially from amounts previously established.

Revenue Recognition

Oil and natural gas revenues are derived from both operated and non-operated oil and natural gas wells. For wells that it operates, it sells its oil production at the delivery point specified in the contract and collects an agreed-upon index price, net of pricing differentials. The purchaser takes custody, title and risk of loss of the oil at the delivery point, therefore, control passes at the delivery point. The FieldPoint Properties recognize revenue at the net price received when control transfers to the purchaser. For the majority of wells the FieldPoint Properties operate, natural gas and natural gas liquid (“NGL”) is sold at the lease location, which is generally when control of the natural gas and NGL transfers to the purchaser, and revenue is recognized as the amount received from the purchaser.

For wells that the FieldPoint Properties do not operate, revenues are derived from its interest in the sales of oil and natural gas production. The sales of oil and natural gas are made under contracts that third-party operators of oil and natural gas have negotiated with customers. The FieldPoint Properties receive payment from the sale of oil and natural gas production between one to three months after delivery. At the end of each period when the performance obligation is satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued. Variances between the FieldPoint Properties estimated revenue and actual payments are recorded in the month the payment is received; however, differences have been insignificant. Accordingly, the variable consideration is not constrained. As a non-operator of oil and natural gas properties, the FieldPoint Properties record its share of the revenues and expenses based on information provided by the operators within the revenue statements.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include amounts required to produce oil and natural gas, gather, transport, process, treat and store. Direct operating expenses also include expenses with support personnel, support services, equipment and facilities related to oil and natural gas production and the operation of a saltwater disposal well.

Concentration of Credit Risk

The FieldPoint Properties have exposure to credit risk in the event of nonpayment of oil and natural gas receivables by joint interest operators of its oil and gas properties and purchasers of produced quantities of oil and natural gas. The following table presents joint interest operators and purchasers that accounted for 10% or more of the FieldPoint Properties total revenue in at least one of the periods presented:

	Year Ended December 31, 2019	Six Months Ended June 30, 2020

Joint interest operators
A	43%	48%

Purchasers
B	22%	15%
C	13%	4%

NOTE 3. CONTINGENCIES

The activities of the FieldPoint Properties are subject to potential claims and litigation in the normal course of operations. There is no pending or threatened litigation that will have a material adverse effect on the operations or financial results of the FieldPoint Properties.

NOTE 4. EXCLUDED EXPENSES

Indirect general and administrative expenses, interest expense, income taxes and other indirect expenses have not been allocated to the FieldPoint Properties by FieldPoint and as such, have been excluded from the accompanying statements. Any allocation of such indirect expenses may not be indicative of costs which would have been incurred by U.S. Energy on a stand-alone basis. Depreciation, depletion and amortization expense has also been excluded from the accompanying statements of revenue and direct operating expenses as such amounts would not be indicative of the depletion calculation by U.S. Energy on the FieldPoint Properties on a stand-alone basis.

NOTE 5. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 9, 2020 the date the accompanying Statements of Revenues and Direct Operating Expenses were available to be issued. There were no material subsequent events that require recognition or additional disclosure in the accompanying Statements of Revenue and Direct Operating Expenses.

NOTE 6. SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED)

Oil and Natural Gas Reserves (Unaudited)

The estimates of proved oil and natural gas reserves and discounted future net cash flows for the FieldPoint Properties as of December 31, 2019 were prepared using historical data and other information by qualified petroleum engineers engaged by the U.S. Energy Corp. Users of this information should be aware that the process of estimating quantities of proved oil and natural gas reserves is very complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering and economic data for each reservoir. The data for any given reservoir may also change substantially over time as the result of numerous factors, including but not limited to, additional development activity, production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time.

The estimated proved net recoverable reserves presented below include only those quantities of oil and natural gas that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating, and regulatory practices. In accordance with the Securities and Exchange Commission’s (SEC’s) guidelines, estimates of proved reserves from which present values are derived were based on unweighted 12-month average of the first day of the month price for the period, and held constant. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. All the FieldPoint Properties reserves set forth herein are in the United States and are proved developed producing reserves.

The FieldPoint Properties estimated quantities of proved oil and natural gas reserves and changes in net proved reserves are summarized below for the year ended December 31, 2019:

	2019
	Oil	Gas
	(bbls)	(mcfe) (1)

Total proved developed reserves:
Reserve quantities, beginning of year	231,700	650,790
Revisions of previous estimates	(26,152)	(181,028)
Discoveries and extensions	-	-
Sale of minerals in place	-	-
Production	(22,328)	(70,922)

Reserve quantities, end of year	183,220	398,840

(1)	Mcf equivalents (Mcfe) consist of natural gas reserves in thousand cubic feet (mcf) plus natural gas liquids (NGLs) converted to mcf using a factor of 6 mcf for each barrel (bbl) of NGL.

Standardized Measure (Unaudited)

The FieldPoint Properties compute a standardized measure of future net cash flows and changes therein relating to estimated proved reserves in accordance with authoritative accounting guidance. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board (FASB) and the SEC. These assumptions do not necessarily reflect the FieldPoint Properties expectations of actual revenues to be derived from those reserves, nor their present value amount. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

Future cash inflows and production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated future reserve quantities. The following prices as adjusted for transportation, quality, and basis differentials were used in the calculation of the standardized measure:

2019

Oil per Bbl	$52.19
Gas per Mcfe (1)	$1.38

(1)	Consists of the weighted average price for natural gas in mcf plus NGLs converted to mcf using a factor of 6 mcf for each barrel of NGL.

Future operating costs are determined based on estimates of expenditures to be incurred in developing and producing the proved reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions. Estimated future income taxes are computed using the current federal statutory income tax rate of 21%. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

The standardized measure of discounted future net cash flows relating to the FieldPoint Property’s proved oil and natural gas reserves is as follows as of December 31, 2019 (in thousands):

2019

Future cash inflows	$9,913
Future cash outflows:
Production costs	(4,536)
Income taxes	(1,320)

Future net cash flows	4,057
10% annual discount factor	(1,545)

Standardized measure of discounted future net cash flows	$2,512

Changes in Standardized Measure (Unaudited)

The changes in the standardized measure of the FieldPoint Properties future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2019 are as follows (in thousands):

2019
Standardized measure, beginning of year	$3,437
Sales of oil and natural gas, net of production costs	(763)
Net changes in prices and production costs	(701)
Revisions in previous quantity estimates	(751)
Net changes in income taxes	488
Accretion of discount	304
Changes in timing and other	498

Standardized measure, end of year	$2,512